Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-21087, 33-21088, 33-51235, 33-53463, 33-64273, 33-64665, 333-91769, 333-30526, 333-31762, 333-53246, 333-56696, 333-72206, 333-65796, 333-101519, 333-109296, 333-139561 and 333-139562) of Merck & Co., Inc. of our report dated June 24, 2009, relating to the financial statements of Merck & Co., Inc. Employee Savings and Security Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
June 24, 2009